UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Irving, Texas	75270
(Address of principal executive offices)	(Zip code)

(214) 854-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2010, Blockbuster Inc. (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the Company had fallen below the NYSE’s continued listing standard relating to minimum average global market capitalization. Section 802.01B of the NYSE’s Listed Company Manual requires that the Company’s average global market capitalization be no less than $75 million over a consecutive 30 trading-day period.

The Company intends to notify the NYSE that it will submit a plan within 45 days from the receipt of the NYSE notice of non-compliance that demonstrates the Company’s ability to regain compliance within 18 months. Upon receipt of the Company’s plan, the NYSE has 45 calendar days to review and determine whether the Company has made a reasonable determination of its ability to come into conformity with the relevant standards within the 18-month period. The NYSE will either accept the plan, at which time the Company will be subject to ongoing monitoring for compliance with this plan, or the NYSE will not accept the plan and the Company will be subject to suspension and delisting proceedings. If the NYSE accepts the plan, the Company’s shares will continue to be listed and traded on the NYSE during the cure period, subject to the Company’s compliance with other NYSE continued listing standards.

As previously disclosed in a Current Report on Form 8-K filed November 23, 2009, the Company was notified by the NYSE on November 17, 2009 that the Company is not currently in compliance with the NYSE’s continued listing standard that requires the average closing price of the Company’s common stock to be no less than $1.00 per share over a consecutive 30 trading-day period. To cure this price condition deficiency and in an effort to improve the Company’s capital structure, the Company’s Board of Directors has authorized a conversion of each share of Class B common stock into one share of Class A common stock and a reverse stock split of the Company’s common stock, which will be subject to obtaining the requisite stockholder approvals at the Company’s annual stockholders’ meeting on May 26, 2010.

A copy of the Company’s press release disclosing that it has received the NYSE notice of non-compliance with respect to minimum average global market capitalization is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Company director Robert A. Bowman has provided the Company with notice of his intention not to stand for re-election to the Company’s board of directors at the Company’s 2010 annual meeting of stockholders, to be held in May 2010.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated March 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: March 30, 2010	By:	/S/ THOMAS M. CASEY
Thomas M. Casey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 29, 2010